EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Skye Bioscience, Inc. shall be filed on behalf of each of the undersigned and that this Joint Filing Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: December 19, 2024

5AM Ventures VII, L.P. By: 5AM Partners VII, LLC its General Partner By: /s/ Andrew J. Schwab Name: Andrew J. Schwab Title: Managing Member	5AM Partners VII, LLC By: /s/ Andrew J. Schwab Name: Andrew J. Schwab Title: Managing Member

5AM Ventures II, L.P.

By:

5AM Partners II, LLC

its

General Partner

By:

/s/ Andrew J. Schwab

Name: Andrew J. Schwab

Title: Managing Member

5AM Co-Investors II, L.P.

By:

5AM Partners II, LLC

its

General Partner

By:

/s/ Andrew J. Schwab

Name: Andrew J. Schwab

Title: Managing Member

5AM Partners II, LLC By: /s/ Andrew J. Schwab Name: Andrew J. Schwab Title: Managing Member
/s/ Andrew J. Schwab Andrew J. Schwab /s/ Dr. Kush Parmar Dr. Kush Parmar /s/ Dr. John D. Diekman Dr. John D. Diekman /s/ Dr. Scott M. Rocklage Dr. Scott M. Rocklage